EXHIBIT 10.6

                                SENIOR MANAGEMENT
                       CHANGE OF CONTROL AGREEMENT BETWEEN
                                 IAN DURRELL AND
                                    SPSS INC.


     THIS  CHANGE  OF  CONTROL   AGREEMENT,   dated  as  of  May  1,  1998  (the
"Agreement"), is by and between SPSS Inc., a Delaware corporation having its principal offices at 444 N. Michigan Avenue, Chicago, Illinois 60611 ("SPSS" or the "Company"), and Ian Durrell, a senior management employee of SPSS (the "Employee").

     WHEREAS, the Employee is presently serving as the Executive Vice President Premier Accounts Group of SPSS; and

     WHEREAS, SPSS desires to continue the Employee's services as Executive Vice President Premier Accounts Group and to provide the Employee with the benefits set forth herein in consideration of the Employee's continued employment, and the Employee is willing to continue his employment as an employee of SPSS and enter into this Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Certain Defined Terms.

     (a) "Cause" shall mean material nonperformance by the Employee of the Employee's duties or material injury or harm to the Company or its successor caused by the Employee.

     (b) "Change of Control," as used herein, shall mean any one or more of the following: (i) the accumulation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) not previously owning common stock of the Company, of Fifteen Percent (15%) or more of the shares of the then outstanding common stock of SPSS (the "Outstanding Common Stock"), (ii) a merger or consolidation of SPSS in which SPSS does not survive as an independent public company, (iii) a sale of all or substantially all of the assets of SPSS, (iv) a triggering event under any Rights Agreement of SPSS, as such agreement may exist from time to time, or (v) a liquidation or dissolution of SPSS; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this subsection (a): (i) any acquisition of common stock or securities convertible into common stock directly from SPSS, or (ii) any acquisition of common stock or securities convertible into common stock by any employee benefit plan (or related trust) sponsored or maintained by SPSS.

     (c) "Constructive Termination," as used herein, shall mean (i) a reduction, for a reason other than Cause, in annualized cash compensation by 20% or more (compared to the cash compensation which the Employee received in the fiscal year immediately preceding the year of the Effective Date of a Change of Control) which occurs during any twelve month period beginning on or after the Effective Date of any Change of Control referred to above and ending on or prior to the later of (x) the second anniversary date of the Effective Date of any Change of Control referred to above or (y) the last day of vesting for any SPSS options then held by the Employee which options have not vested as of the Effective Date of any Change of Control referred to above; or (ii) any action (an "Action"), for a reason other than Cause, by SPSS which results in a diminution in any material respect of the Employee's position, authority, duties or responsibilities as the same existed immediately prior to the Effective Date of the Change of Control referred to above. Further, in order for it to be a Constructive Termination, either (i) or (ii) above must be followed within ninety (90) days with the resignation of the Employee.


     A change in the Employee's title or a transfer to a different division or subsidiary, whether publicly or privately held, shall not in and of itself constitute an Action. Rather, the focus turns on the substance of the Employee's duties.

     (d) "Effective Date," as used herein, shall mean the first date during which a Change of Control (as defined in Section 1(b)) occurs.

     2. Change of Control in a Transaction with a Private Company. In the event a Change of Control occurs as the result of a transaction between SPSS and a company whose common stock is not publicly traded on a domestic national stock exchange, the NASDAQ national market, or their respective successors or equivalents (a "Private Company"), the Employee shall have the rights and benefits set forth below:

     (a) Continued Employment. If upon the occurrence of Change of Control between SPSS and a Private Company, the Employee is hired for at least a one-year period, with an employment package equal to or greater than the larger of (i) the total cash compensation received by the Employee in the immediately preceding full fiscal year or (ii) two times the Employee's base salary received in the immediately preceding fiscal year, all of Employee stock options shall vest on the Effective Date on which the Change of Control occurs and shall be cashed out at the transaction value on the occurrence of the transaction with the Private Company on or within ninety (90) days following a Change of Control. If Employee shall be hired with an employment package equal to or greater than the larger of (i) the total cash compensation received by Employee in the preceding fiscal year or (ii) two times the Employee's base salary received in the immediately preceding fiscal year, Employee shall receive an employment agreement which provides for the following upon involuntary termination without cause or Constructive Termination after the Effective Date of the Change of Control and within two (2) years after the Change of Control: (1) a severance package equal to the greater of (i) the aggregate cash compensation received in the immediately preceding fiscal year or (ii) two times the Employee's base salary received in the immediately preceding fiscal year; and (2) in the event of a Constructive Termination, the option to terminate employment while still receiving the severance package referred to in 2(a)(1) above. If Employee is hired for a period of less than one year, the provisions of Constructive Termination apply.

     (b) Involuntary Termination; Constructive Termination Upon a Change of Control. If upon the occurrence of Change of Control between SPSS and a Private Company, there is either an involuntary termination of Employee without Cause or Constructive Termination, the vesting of all Employee stock options shall be accelerated to the Effective Date on which the Change of Control occurs and shall be cashed out at the transaction value on the occurrence of the transaction with the Private Company on or within ninety (90) days from the occurrence of the Change of Control. Employee shall receive a one (1) year severance package equal to the greater of (i) the Employee's cash compensation received in the fiscal year immediately preceding the year of the Effective Date of a Change of Control or (ii) two times the Employee's base salary received in the fiscal year immediately preceding the year of the Effective Date of a Change of Control.

     (c) Voluntary Resignation. If upon the occurrence of Change of Control between SPSS and a Private Company, Employee voluntarily resigns, all of Employee's unvested SPSS stock options shall be forfeited and all of Employee's vested options shall be cashed out at the transaction value on the occurrence of the transaction with the Private Company on or within ninety (90) days following a Change of Control.

     3. Change of Control in a Transaction With a Public Company. In the event a Change of Control occurs between SPSS and a company whose common stock is publicly traded on the domestic national stock exchange, the NASDAQ national market, or their respective successors and equivalents (a "Public Company"), the Employee shall have the rights and benefits set forth below:

     (a) Continued Employment. If upon the occurrence of a Change of Control between SPSS and a Public Company, the Employee is hired for at least a one-year period, with an employment package equal to or greater than the larger of (i) the total cash compensation received by the Employee in the immediately preceding year or (ii) two times the Employee's base salary received in the immediately preceding fiscal year, all of Employee's stock options shall either
(i) vest on the Effective Date on which the Change of Control occurs and shall be cashed out at the transaction value on or within ninety (90) days following a Change of Control; or (ii) shall be converted into stock options of the acquiring Public Company on substantially equivalent economic terms ("Replacement Options"). If Replacement Options are granted, they shall continue to vest at the same rate as under the SPSS Option Plan prior to the Change of Control. If Employee shall be hired for at least a one-year period, by the acquiring Public Company with an employment package equal to or greater than the larger of (i) the total cash compensation which Employee received in the fiscal year immediately preceding the year of the Effective Date of a Change of Control or

(ii) two times the Employee's base salary received in the immediately preceding fiscal year, Employee shall receive an employment agreement which provides the following upon the occurrence of an involuntary termination without Cause or Constructive Termination after the Effective Date of the Change of Control and within two (2) years after the Change of Control: (1) a severance package equal to the greater of (i) the aggregate cash compensation received in the immediately preceding fiscal year or (ii) two times the Employee's base salary received in the immediately preceding fiscal year; (2) immediate accelerated vesting of all previously unvested Replacement Options; and (3) in the event of a Constructive Termination, the option to terminate employment while still receiving the severance package referred to in 3(a)(i) above. If Employee is hired for a period less than one year, the provisions of Constructive Termination apply.

     If a Constructive Termination or an involuntary Termination without Cause occurs two (2) years or more after the Effective Date of a Change of Control, the vesting of all previously unvested Replacement Options shall be accelerated to the date on which the Employee is subject to a Constructive Termination or involuntary termination.

     (b)  Involuntary  Termination/Constructive  Termination  Upon a  Change  of
Control. If, upon the occurrence of a Change of Control between SPSS and a Public Company there is either an involuntary termination of an Employee without Cause or a Constructive Termination of Employee, (i) the vesting of all of Employee's stock options shall be accelerated to the Effective Date on which the Change of Control occurs, and shall be cashed out at the Change of Control transaction value or must be exercised by Employee within ninety (90) days from the occurrence of a Change of Control (if there is a Change of Control with no transaction) and (ii) Employee shall receive a one (1) year severance package equal to the greater of (A) the cash compensation received by Employee in the fiscal year immediately preceding the year of the Effective Date of a Change of Control or (B) two times the Employee's base salary received in the fiscal year immediately preceding the year of the Effective Date of a Change of Control.

     (c) Voluntary Resignation on Change of Control. If upon the occurrence of a Change of Control between SPSS and a Public Company, Employee voluntarily resigns, at the time of the Effective Date of the Change of Control, all unvested SPSS stock options held by Employee shall be forfeited, and all vested options shall be cashed out at the Change of Control transaction value or must be exercised by Employee within ninety (90) days from the occurrence of such Change of Control (if there is a Change of Control with no transaction).

     4. Health and Welfare Benefits. Notwithstanding the rights and obligations as outlined in Sections 2 or 3 above, if Employee is involuntarily terminated without Cause or is subject to a Constructive Termination on or after the Effective Date of a Change of Control or within the later of two (2) years following the Effective Date of a Change of Control in addition to the benefits set forth above in Sections 2 and 3, the Employee shall continue to receive, at the cost of the employer, the same health and welfare benefits (in effect at any time one hundred twenty (120) days prior to the Effective Date of a Change of Control), but only to the extent each plan which governs the benefits permits participation by terminated employees, for a period of eighteen (18) months following the date of involuntary termination without Cause or Constructive Termination.

     5. Non-Compete.

     (a) Employee hereby covenants and agrees that during the period of time he collects a severance package, he shall not (i) directly or indirectly (whether through a partnership of which the Employee is a partner or through any other individual or entity in which Employee has any interest, legal or equitable), engage in any business competitive with the business of SPSS (ii) directly or indirectly (whether through a partnership of which Employee is a partner or through any other individual or entity in which Employee has any interest, legal or equitable), solicit or otherwise engage with any customers or clients of SPSS, in any transactions which are in direct competition with the software business of SPSS which SPSS did or could have engaged in with those customers or clients, or (iii) directly or indirectly (whether through a partnership of which Employee is a partner or through any other individual or entity in which Employee has any interest, legal or equitable), assist any person in the development, programming, servicing, maintenance, manufacture, sale, licensing, distribution or marketing (including, without limitation, giving away software) of software and related products in competition with SPSS' products, in each case in the United States of America or any country where SPSS, or its subsidiaries or affiliates are doing business with respect to SPSS products and services and in each case excluding passive investment interests of less than two percent (2%) in corporations whose stock is registered under the Securities Exchange Act of 1934, as amended.

     (b) Employee understands that a breach by him of this Section 5 may cause substantial injury to SPSS, which may be irreparable and/or in amounts difficult or impossible to ascertain, and that in the event Employee breaches this Section 5, SPSS shall have, in addition to all other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief. Further, Employee acknowledges and agrees that the restrictions and commitments set forth in this Agreement are necessary to protect SPSS' legitimate interests and are reasonable in scope, area and time, and that if, despite this acknowledgment and agreement, at the time of the enforcement of any provision of this Agreement a court of competent jurisdiction shall hold that the period or scope of such provision is unreasonable under the circumstances then existing, the maximum reasonable period or scope under such circumstances shall be substituted for the period or scope stated in such provision.

     (c) Should Employee breach this Section 5, all severance payments shall cease immediately, and SPSS shall be entitled to pursue all other available legal or equitable remedies.

     (d) For purposes of Section 5, where the context admits, the term "SPSS" includes SPSS Inc., its subsidiaries and all of their respective affiliated entities and their successors and assigns.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed in Illinois, without giving effect to conflicts of law principles.

     7. Headings. The section headings of this Agreement are for reference only and are to be given no effect in the construction or interpretation of this Agreement.

     8. Severability. If any part or provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, said provision or part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts or provisions of this Agreement.

     9. Waiver. Any party may waive compliance by another party with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

     10. Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity (including any employee or person engaged by SPSS in any capacity) not a party to this Agreement. SPSS will require any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of SPSS to make an express assumption of the obligations hereunder and cause any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of SPSS to agree to perform all parts and provisions under this Agreement in the same manner and to the same extent that SPSS would be required to perform it if no such succession had taken place.

     11.   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts and all such counterparts shall be read together and construed as but one and the same document.

     12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, one day after sent by recognized overnight courier, or five (5) days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice duly given to the other party in accordance with this provision):

     If to the Employee:

     At the Employee's then current business or residence address as shown on the records of SPSS, with a copy to such other person as the Employee may have specified by notice duly given to SPSS in accordance with this provision.

     If to SPSS:

                           SPSS Inc.
                           444 N. Michigan Avenue
                           Chicago, Illinois 60611

                           Attention: President

     With a copy to:

                           Ross & Hardies
                           150 N. Michigan Avenue
                           Chicago, Illinois 60601-7567

                           Attention:  Lawrence R. Samuels, Esq.


     IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.


                                                     Employee



                                                     /s/IAM DURRELL
                                                     IAN DURRELL



                                                     SPSS Inc.


                                                     By:/s/JACK NOONAN
                                                     Name:  Jack Noonan
                                                     Its:   President and Chief
                                                            Executive Officer